UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2008

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Ravinia Drive, Atlanta, Georgia		30346
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 847-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Braden R. Kelly’s term on the Board of Directors of Eclipsys Corporation ("Eclipsys") expired on June 11, 2008, the date of Eclipsys’ 2008 Annual Stockholders’ Meeting. Mr. Kelly chose to not stand for re-election.

(e) At the 2008 Annual Stockholders’ Meeting, the stockholders of Eclipsys approved the Eclipsys 2008 Omnibus Incentive Plan (the "Plan"). The Plan became effective upon such stockholder approval. The Plan had previously been adopted by Eclipsys’ Board of Directors on March 25, 2008, subject to stockholder approval.

A total of 5,000,000 shares of Common Stock may be granted under the Plan, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to an option or stock appreciation right ("SAR") granted after December 31, 2007 under Eclipsys’ 2005 Stock Incentive Plan (together with its predecessor stockholder approved incentive plans, collectively, the "Prior Plans") and one and six-tenths (1.6) shares of Common Stock for every one (1) share of Common Stock that was subject to an award other than an option or SAR granted after December 31, 2007 under the Prior Plans. Any shares of Common Stock that are subject to awards other than options or SARs shall be counted against this limit as one and six-tenths (1.6) shares of Common Stock for every one (1) share of Common Stock granted. The Plan replaces the Prior Plans and no additional awards may be granted under any Prior Plan.

If any shares of Common Stock subject to an award under the Plan or, after December 31, 2007 any shares of Common Stock subject to an award under the Prior Plans, are forfeited, expire or settled for cash (in whole or in part), the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or cash settlement. The shares of Common Stock shall be added back as (i) one (1) share of Common Stock if such shares of Common Stock were subject to options or SARs granted under the Plan or under the Prior Plans, and (ii) as one and six-tenths (1.6) shares of Common Stock if such shares of Common Stock were subject to awards other than options or SARs granted under the Plan or under the Prior Plans.

The Plan provides for the grant of options, SARs, restricted stock awards, restricted stock unit awards and performance awards. Awards may be granted under the Plan to any employee, non-employee member of Eclipsys’ Board of Directors, consultant or advisor who is a natural person and provides services to Eclipsys or one of its subsidiaries.

Eclipsys’ Board of Directors or its Compensation Committee, and to a limited extent the Equity Plan Committee of the Board of Directors comprising Eclipsys’ Chief Executive Officer, in its discretion, selects the persons to whom awards may be granted and the terms and conditions relating to the awards.

The Plan will expire on June 11, 2018, except with respect to awards then outstanding.

This summary description of the terms and conditions of the Plan is qualified by the description of the Plan set forth under "Approval of the Company’s 2008 Omnibus Incentive Plan" (Proposal 2) in Eclipsys’ Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2008.

Item 9.01 Financial Statements and Exhibits.

10.1 Eclipsys 2008 Omnibus Incentive Plan (incorporated herein by reference to Exhibit A to the Proxy Statement filed by Eclipsys on April 29, 2008).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

June 17, 2008	By:	/s/ Robert M. Saman

Name: Robert M. Saman
Title: Assistant General Counsel and Assistant Corporate Secretary